EXHIBIT 99.1
                                                             ------------

                                PRESS RELEASE
                                -------------


         NEWELL RUBBERMAID REPORTS RECORD REVENUES OF $1.7 BILLION,
                               UP 9% FROM 2002

                       EARNINGS IN LINE WITH CONSENSUS


   ATLANTA, April 29 (PRNewswire) -- Newell Rubbermaid Inc. (NYSE: NWL) today announced its first quarter 2003 results, reporting record net sales of $1,736.4 million, an increase of 8.7% compared to the first quarter 2002.

   FIRST QUARTER RESULTS

   Net income in the quarter was $16.0 million, or $0.06 per share in 2003, compared to a net loss of $464.0 million, or $1.73 loss per
   share in 2002.   Excluding restructuring, acquisition and divestiture
   related charges and the impact of the company's adoption of SFAS No. 142 in the first quarter of 2002, net income increased 15% to $73.5 million in 2003, versus $63.9 million in 2002. Diluted earnings per share, calculated on the same basis, increased 12% to $0.27 in 2003, versus $0.24 in 2002. A reconciliation of the results "as reported" to results "excluding charges" is attached to this press release.

   "We are encouraged by the overall progress made through our transformational strategies. We continue to build momentum in new product development and marketing initiatives, and acquisition integration is ahead of plan for our Lenox and Irwin hand tools and power tool accessories businesses. We remain committed to strategic investment in our company to achieve our long term financial goals," said Joseph Galli, Newell Rubbermaid's chief executive officer.

   Galli added: "Additionally, we continue to drive productivity gains across our businesses. These cost savings enable us to invest in our product categories and brands that have the most attractive growth prospects. During the quarter, we delivered $24 million of productivity improvements, despite some raw material price increases, and continued on our path of pruning non-strategic businesses by divesting the Cosmolab cosmetics business. I am confident we remain on-track in reaching our current year earnings estimate and our long-term financial goals to maximize value for our shareholders."

   Internal sales, which exclude the impact of material acquisitions and divestitures made in the past year, declined 0.8%. The planned exit from high-risk customers reduced internal sales by 2.7% in the quarter, and foreign currency translation favorably impacted sales by 2.8%. Strong power brand sales were reported in the quarter from the Calphalon{R} brand (up 27%), the Sharpie{R} brand (up 18%) and the







   Rubbermaid{R} brand (up 8%) principally from additional retail shelf space as a result of new product introductions and account review wins over the past year. The Levolor window furnishings and Burnes picture frame businesses reported double-digit sales declines due to planned exits from low margin product lines. Additionally, Burnes sales were particularly impacted by the exit from high-risk customers.

   The company added that its continued focus on productivity measures and the 2003 acquisition of American Saw contributed to the expansion of gross margins by 44 basis points to 26.7% in 2003 versus 26.2% in 2002. Excluding charges, gross margins improved 26 basis points to 26.9% in 2003 versus 26.7% in 2002.

   Operating income decreased to $81.1, or 4.7% of sales, in 2003 versus $110.2 million, or 6.9% of sales, in 2002 due primarily to increased restructuring charges. Excluding charges, operating income increased 12% to $145.2 million, or 8.4% of sales, versus $129.9 million, or 8.1% of sales, in 2002.

   As part of its previously announced restructuring plan, the company recorded first quarter pre-tax restructuring charges of $59.7 million and other restructuring and related charges of $4.4 million. During the quarter the company exited 5 facilities in connection with the movement of production to lower cost facilities and countries, and to date 62 facilities have been or are in process of being exited under the plan. The company also recorded a one-time non-cash loss of $21.2 million, pre-tax, in 2003 as a result of its divestiture of its Cosmolab business.

   The company consumed free cash flow of $110 million versus generating $31 million in the first quarter 2002. The company defines free cash flow as cash generated from operations, net of capital expenditures and dividends. The company pointed to increased strategic investments in capital for new product development and productivity initiatives, increased cash restructuring charges and increased inventory levels as the primary factors for the decrease in free cash flow. The increased inventory levels were the result of increased safety stock levels related to restructuring programs and new product launches, and softness in sales at our Burnes picture frame division. A reconciliation of free cash flow to cash flow provided by operating activities is attached to this press release.

   OTHER ITEMS OF NOTE IN THE QUARTER

        * The company acquired American Saw & Mfg. Company, a leading manufacturer of linear edge power tool accessories, hand tools and band saw blades marketed under the Lenox{R} brand. The combination of American Saw with the company's American Tool business strengthens and enhances the company's product lines and customer base in the estimated $12 billion global power tool accessories and hand tools market. The acquisition integration continues on schedule as evidenced by strong sales performances from both businesses.

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        *    In January 2003, the company appointed Dr. Thomas E. Clarke, president new business ventures for Nike Inc., to its board of directors.

        * The company announced it selected Atlanta, Georgia as the location for its new corporate headquarters and training center. The new headquarters will be centrally located to several of the company's strategic customers, and the training center will be an important element of the company's vision to promote a collaborative culture and its commitment to excellence in training and leadership development.

   2003 OUTLOOK

   The company reiterated that it expects full year 2003 internal sales growth of 2% - 4% and diluted earnings per share of $1.77 - $1.87, excluding restructuring charges of $125 - $150 million and other non-recurring charges related to product line exit costs, acquisition and divestiture related charges of $40 - $50 million.

   For the second quarter 2003, the company expects diluted earnings per share of $0.40 - $0.44, excluding restructuring charges of $40 - $60 million, and other non-recurring charges related to product line exit costs and acquisition related charges of $4 - $6 million.

   A reconciliation of the 2003 earnings outlook is as follows:

                                                                             2ND Quarter              Full Year
                                                                             -----------              ---------
      Diluted earnings per share                                             $0.23 - $0.33          $1.30 - $1.49
      Excluding:
         Restructuring charges                                               $0.10 - $0.15          $0.29 - $0.35
         Product line exits, acquisition, divestiture charges                $0.01 - $0.02          $0.09 - $0.12
                                                                             -------------          -------------
      Diluted earnings per share, excluding charges                          $0.40 - $0.44          $1.77 - $1.87
                                                                             =============          =============

   CONFERENCE CALL

   The company's first quarter earnings conference call is scheduled for today, April 29 at 10:00 a.m. EDT. To participate on the call, please RSVP domestically at (800) 240-1339 or internationally at (706) 645-6914 to obtain the dial-in number for the call. The company's call will also be web cast. To access the web cast, use the link provided under the Investor Relations section on the company's home page at www.newellrubbermaid.com.


                                      3







   A replay will be available approximately two hours after the call concludes through May 27, 2003 and may be accessed domestically at
   (800) 820-1773 or internationally at (706) 679-0128. The conference call identification number is 9343098.

   CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

   The statements contained in this press release that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of major factors that could cause actual results to differ materially from those projected, refer to Newell Rubbermaid's 2002 Form 10-K,
   Exhibit 99.1, filed with the Securities and Exchange Commission.

   ABOUT NEWELL RUBBERMAID

   Newell Rubbermaid Inc. is a global marketer of consumer products with 2002 sales of over $7 billion and a powerful brand family including Sharpie{R}, Paper Mate{R}, Parker{R}, Waterman{R}, Colorific{R}, Rubbermaid{R}, Stain Shield{TM}, Blue Ice{R}, TakeAlongs{R}, Roughneck{R}, Brute{R}, Calphalon{R}, Little Tikes{R}, Graco{R}, Levolor{R}, Kirsch{R}, Shur-Line{R}, BernzOmatic{R}, Goody{R}, Vise-Grip{R}, Quick-Grip{R}, Irwin{R}, Lenox{R}, and Marathon{R}. The company is headquartered in Atlanta, Georgia and employs approximately 47,000 people worldwide.

   This press release and additional financial information about the company's 2003 first quarter results are available under the Investor Relations section of the company's website at www.newellrubbermaid.com.





















                                      4





                                                      Newell Rubbermaid Inc.
                                          CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                               (in millions, except per share data)

                        AS REPORTED                                        Three Months Ended March 31,
                                                             -------------------------------------------------------
                                                               2003                    2002                 % Change
                                                               ----                    ----                 --------
       Net sales                                             $1,736.4                 $1,597.0                   8.7%
       Cost of products sold                                  1,273.0                  1,177.9
                                                             --------                 --------
          GROSS MARGIN                                          463.4                    419.1                  10.6%
             % of sales                                          26.7%                    26.2%
       Selling, general &
         administrative expense                                 322.6                    299.2                   7.8%
            % of sales                                           18.6%                    18.7%
       Restructuring costs                                       59.7                      9.7                 515.5%
                                                             --------                 --------
          OPERATING INCOME                                       81.1                    110.2                 (26.4)%
             % of sales                                           4.7%                     6.9%
       Nonoperating expenses:
          Interest expense                                       32.0                     25.1
          Interest income                                        (1.6)                    (0.7)
          Other                                                  26.9                      8.6
                                                              -------                  -------
                                                                 57.3                     33.0                  73.6%
                                                              -------                  -------
          INCOME BEFORE TAXES AND CUMULATIVE
          EFFECT OF ACCOUNTING CHANGE                            23.8                     77.2                 (69.2)%
             % of sales                                           1.4%                     4.8%
       Income taxes                                               7.8                     26.3                 (70.3)%
             Effective rate                                      32.5%                    34.1%
                                                              -------                  -------
          INCOME BEFORE CUMULATIVE EFFECT
          OF ACCOUNTING CHANGE                                   16.0                     50.9                 (68.6)%
             % of sales                                           0.9%                     3.2%
       Cumulative effect of accounting change                       -                   (514.9)
                                                              -------                  -------
          NET INCOME / (LOSS)                                   $16.0                  ($464.0)                     NA
             % of sales                                           0.9%                   -29.1%
                                                              =======                  =======
       EARNINGS PER SHARE BEFORE CUMULATIVE
       EFFECT OF ACCOUNTING CHANGE:
         Basic                                                $  0.06                  $  0.19                 (68.4)%
         Diluted                                              $  0.06                  $  0.19                 (68.4)%

       EARNINGS (LOSS) PER SHARE CUMULATIVE EFFECT
       OF ACCOUNTING CHANGE:
         Basic                                                $     -                  $ (1.93)                     NA
         Diluted                                              $     -                  $ (1.92)                     NA
       EARNINGS (LOSS) PER SHARE:
         Basic                                                $  0.06                  $ (1.74)                     NA
         Diluted                                              $  0.06                  $ (1.73)                     NA
       Average shares outstanding:
         Basic                                                  273.6                    266.8                    2.5%
         Diluted                                                274.0                    267.5                    2.4%


                                      5







                                                      Newell Rubbermaid Inc.
                                          CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                               (in millions, except per share data)


       EXCLUDING CHARGES RECONCILIATION                             Three Months Ended March 31,
                                            ------------------------------------------------------------------------------
                                                         2003                                2002
                                            ------------------------------      ------------------------------
                                              As       Charges      Excl.         As        Charges     Excl.         %
                                           Reported       (1)      Charges     Reported       (2)      Charges      Change
                                           --------    -------     -------     --------     -------    -------      ------
       Net sales                           $1,736.4     $    -    $1,736.4     $1,597.0     $    -     $1,597.0        8.7%
       Cost of products sold                1,273.0       (4.1)    1,268.9      1,177.9       (6.7)     1,171.2
                                           --------     ------    --------     --------     ------     --------
          GROSS MARGIN                        463.4        4.1       467.5        419.1        6.7        425.8        9.8%
             % of sales                        26.7%                  26.9%        26.2%                   26.7%
       Selling, general &
         administrative expense               322.6       (0.3)      322.3        299.2       (3.3)       295.9        8.9%
             % of sales                        18.6%                  18.6%        18.7%                   18.5%
       Reconstructuring costs                  59.7      (59.7)          -          9.7       (9.7)           -
                                            -------     ------    --------     --------     ------     --------
          OPERATING INCOME                     81.1       64.1       145.2        110.2       19.7        129.9       11.8%
             % of sales                         4.7%                   8.4%         6.9%                    8.1%
       Nonoperating expenses:
          Interest expense                     32.0          -        32.0         25.1          -         25.1
          Interest income                      (1.6)         -        (1.6)        (0.7)         -         (0.7)
          Other                                26.9      (21.1)        5.8          8.6          -          8.6
                                            -------     ------    --------     --------     ------     --------
                                               57.3      (21.1)       36.2         33.0          -         33.0        9.7%
                                            -------     ------    --------     --------     ------     --------
          INCOME BEFORE TAXES AND
          CUMULATIVE EFFECT OF
          ACCOUNTING CHANGE                    23.8       85.2       109.0         77.2       19.7         96.9       12.5%
             % of sales                         1.4%                   6.3%         4.8%                    6.1%
       Income taxes                             7.8       27.7        35.5         26.3        6.7         33.0        7.6%
             Effective rate                    32.5%                  32.5%        34.0%                   34.0%
                                            -------     ------    --------     --------     ------     --------

          INCOME BEFORE CUMULATIVE
          EFFECT OF ACCOUNTING CHANGE          16.0       57.5        73.5         50.9       13.0         63.9       15.0%
             % of sales                         0.9%                   4.2%         3.2%                    4.0%
       Cumulative effect of accounting
         change                                   -          -           -       (514.9)     514.9            -
                                            -------     ------    --------      -------     ------     --------
          NET INCOME                        $  16.0     $ 57.5    $   73.5      $(464.0)    $527.9     $   63.9       15.0%
             % of sales                         0.9%                   4.2%       -29.1%                    4.0%
                                            =======     ======    ========      =======     ======     ========
       EARNINGS PER SHARE BEFORE
       CUMULATIVE EFFECT OF ACCOUNTING
       CHANGE:
         Basic                              $  0.06     $ 0.21    $   0.27      $  0.19     $ 0.05      $  0.24       12.5%
         Diluted                            $  0.06     $ 0.21    $   0.27      $  0.19     $ 0.05      $  0.24       12.5%


                                      6









       EARNINGS (LOSS) PER SHARE
       CUMULATIVE EFFECT OF ACCOUNTING
       CHANGE:
         Basic                              $     -     $    -    $      -       $(1.93)    $ 1.93      $     -          NA
         Diluted                            $     -     $    -    $      -       $(1.92)    $ 1.92      $     -          NA
       EARNINGS (LOSS) PER SHARE:
         Basic                              $  0.06     $ 0.21    $   0.27       $(1.74)    $ 1.98      $  0.24       12.5%
         Diluted                            $  0.06     $ 0.21    $   0.27       $(1.73)    $ 1.97      $  0.24       12.5%
       Average shares outstanding:
         Basic                                273.6                  273.6        266.8                   266.8        2.5%
         Diluted                              274.0                  274.0        267.5                   267.5        2.4%

       (1)    Charges excluded from "as reported" results for 2003 are restructuring, acquisition or divestiture related charges.  These charges consist of $4.1 million in restructuring costs related to product line exits (shown in costs of products sold), $0.3 million of restructuring costs related to relocation of property and equipment (shown in selling, general and administrative expenses), $59.7 million of restructuring costs related to exiting certain facilities (shown in restructuring costs) and $21.1 million loss primarily on the sale of the Cosmolab division (shown in other nonoperating expense).

       (2)    Charges excluded from "as reported" results for 2002 are restructuring or acquisition related charges and the cumulative effect of an accounting change related to the adoption of SFAS No. 142.  These charges consist of
              $6.7 million in restructuring and acquisition related costs for product line exits (shown in costs of products sold), $3.3 million of acquisition related charges (shown in selling, general and administrative expenses), $9.7 million of restructuring charges related to existing certain facilities (shown in restructuring costs), and $514.9 million of charges related to the writedown of impaired goodwill in connection with the adoption of SFAS No. 142.


























                                      7






                                                      Newell Rubbermaid Inc.
                                             CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                                          (in millions)



                                                                          March 31,                     March 31,
       Assets:                                                              2003                           2002
                                                                    --------------------           --------------------
       Cash and cash equivalents                                            $   10.2                       $   10.2
       Accounts receivable, net                                              1,276.4                        1,191.3
       Inventories, net                                                      1,285.4                        1,147.4
       Other current assets                                                    437.1                          428.0
                                                                            --------                        -------
          Total Current Assets                                               3,009.1                        2,776.9

       Other Long-Term Investments                                              --                             80.1
       Other Assets                                                            302.8                          312.1
       Property, Plant and Equipment                                         1,853.2                        1,645.4
       Deferred Income Taxes                                                     9.8                          --
       Goodwill, net                                                         2,217.7                        1,498.4
       Other Intangible Assets, net                                            366.1                          297.4
                                                                            --------                       --------

          Total Assets                                                      $7,758.7                       $6,610.3
                                                                            ========                       ========

       Liabilities and Stockholders' Equity:
       Notes payable                                                        $   24.5                       $   29.7
       Accounts payable                                                        736.5                          525.8
       Accrued liabilities and other                                         1,289.1                        1,102.1
       Current portion of long-term debt                                       227.9                          553.0
                                                                            --------                       --------
          Total Current Liabilities                                          2,278.0                        2,210.6
                                                                            ========                       ========

       Long-Term Debt                                                        2,377.6                        1,565.2
       Other Long-Term Liabilities                                             381.3                          449.1
       Company-Obligated Mandatorily Redeemable
         Convertible Securities of a Subsidiary Trust                          500.0                          500.0

       Stockholders' Equity                                                  2,221.8                        1,885.4
                                                                            --------                       --------
          Total Liabilities and Stockholders' Equity                        $7,758.7                       $6,610.3
                                                                            ========                       ========

                                      8







                                                      Newell Rubbermaid Inc.
                                         CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                                          (in millions)


                                                                            For The Three Months Ended March 31,
                                                                            2003                           2002
                                                                    --------------------           --------------------

       Operating Activities:
       Net income (loss)                                                    $  16.0                       $ (464.0)
       Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation and amortization                                         65.1                           68.0
         Noncash restructuring charges                                         44.6                            3.8
         Deferred income taxes                                                (10.6)                          35.6
         Cumulative effect of change in accounting                                -                          514.9
         Other                                                                 38.2                            5.8
       Changes in current accounts, excluding
         the effects of acquisitions:
         Accounts receivable                                                  128.6                           95.7
         Inventories                                                          (88.1)                         (50.0)
         Other current assets                                                   9.4                          (12.6)
         Accounts payable                                                      48.0                           28.7
         Accrued liabilities and other                                       (210.7)                        (103.4)
                                                                            -------                         ------
       Net cash provided by operating activities                               40.5                          122.5

       Investing activities:
       Acquisitions, net                                                     (452.3)                          11.3
       Expenditures for property, plant and equipment                         (93.2)                         (36.0)
       Disposals of non-current assets and other                                7.5                            3.4
                                                                             ------                         ------
       Net cash used in investing activities                                 (538.0)                         (21.3)

       Financing Activities:
       Proceeds from issuance of debt                                         619.3                          515.1
       Proceeds from issuance of stock                                        200.1                              -
       Payments on notes payable and long-term debt                          (312.0)                        (561.1)
       Cash dividends                                                         (57.7)                         (56.0)
       Proceeds from exercised stock options and other                          2.0                            3.8
                                                                             ------                         ------
       Net cash provided by (used in) financing activities                    451.7                          (98.2)

       Exchange rate effect on cash                                             0.9                            0.4
       Increase (decrease) in cash and cash equivalents                       (44.9)                           3.4
       Cash and cash equivalents at beginning of year                          55.1                            6.8
                                                                              -----                          -----
       Cash and cash equivalents at end of period                             $10.2                          $10.2
                                                                              =====                          =====


                                      9







       RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATIONS:

       FREE CASH FLOW ($MILLIONS): (1)                                      Q1 2003                        Q2 2002
                                                                            -------                        -------

       Net cash provided by Operating Activities                            $  40.5                         $122.5
       Expenditures for Property, Plant & Equipment                           (93.2)                         (36.0)
       Cash Dividends                                                         (57.7)                         (56.0)
                                                                            -------                         ------
          Free Cash Flow                                                    $(110.4)                        $ 30.5
                                                                            =======                         ======

       (1) Free cash flow is defined as cash flows provided by operating activities less cash expenditures for property, plant and equipment and cash dividends.





































                                      10